Exhibit 10.45
BAKER HUGHES INCORPORATED
Compensation Table for Named Executive Officers and Directors
     Named Executive Officers:

		Base Salary
	Current	Effective
	Base Salary	March 2007[4]
Chad C. Deaton [1]	$1,025,000	$1,100,000
Peter A. Ragauss [2]	525,000	546,000
James R. Clark	645,000	695,000
G. Stephen Finley [3]	0	0
Alan R. Crain, Jr.	425,000	455,000
David H. Barr	393,750	415,000
Douglas J. Wall	393,750	415,000
     Non-Employee Directors 5 :

Annual Cash Retainer:	$60,000
Audit/Ethics Committee Chairman Annual Retainer:	$20,000
Other Committee Chairman Annual Retainer:	$15,000
Audit/Ethics Committee Members Retainer:	$10,000
Other Committee Members Retainer
(Excluding Executive Committee):	$5,000

Annual Non-Retainer Equity (restricted stock awarded in January, stock options awarded 50% in January and 50% in July of each year):	$150,000

[1]	Mr. Deaton has an Employment Agreement with Baker Hughes Incorporated, filed as Exhibit 10.3 to Current Report on Form 8-K filed October 7, 2004.

[2]	Mr. Ragauss joined the Company on April 26, 2006.

[3]	Mr. Finley retired from the Company on April 30, 2006.

[4]	In addition to their base salaries, these named executive officers, at the discretion of the Board of Directors can receive equity compensation pursuant to the 2002 Director & Officer Long-Term Compensation Plan, filed as Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. These named executive officers also are entitled to participate in the Company’s Annual Incentive Compensation Plan, as amended and restated, filed as Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

[5]	Non-employee directors are reimbursed for reasonable travel and related expenses.